US Ecology Announces First Quarter 2013 Results

Operating Income up 49%; Adjusted EBITDA up 31%

BOISE, ID -- (Marketwire - April 25, 2013) - US Ecology, Inc. (NASDAQ: ECOL) ("the Company") today reported financial results for the quarter ended March 31, 2013.

Net income for the first quarter of 2013 was $5.4 million, or $0.29 per diluted share, up from $4.5 million, or $0.25 per diluted share, in the first quarter of 2012. Excluding foreign currency translation gains and losses and business development expenses, adjusted earnings per diluted share grew 52% to $0.32 in the first quarter of 2013, up from $0.21 in the first quarter of 2012. Operating income for the first quarter of 2013 was $9.7 million, up 49% from $6.5 million in the first quarter last year.

Adjusted EBITDA for the first quarter of 2013 was $13.9 million, up 31% from $10.6 million in the same quarter last year. A reconciliation of earnings per diluted share to adjusted earnings per diluted share and net income to adjusted EBITDA is attached as Exhibit A to this release.

Total revenue for the first quarter of 2013 was $42.9 million, up 30% from $33.0 million in the same quarter last year. Treatment and disposal ("T&D") revenue increased 21% quarter over quarter. Transportation revenue increased 114% quarter over quarter. Excluding US Ecology Michigan, which was acquired in May 2012, T&D revenue growth in the quarter reflected a 54% increase in project based work (Event Business) partially offset by a 1% decrease in recurring, Base Business revenue compared to the first quarter of 2012.

Total quarterly waste volume disposed or processed at our Idaho, Michigan, Nevada, Texas and Quebec facilities was 223,000 tons in the first quarter of 2013, up 4% from 215,000 tons in the first quarter of 2012. Average selling price ("ASP") for the first quarter of 2013 increased 19% compared to the first quarter of 2012, reflecting a more favorable service mix.

For the first quarter of 2013, gross profit was $15.4 million, up 27% from $12.1 million in the first quarter of 2012. Total gross margin was 36% in the first quarter of 2013 compared to 37% in the first quarter of 2012. T&D gross margin for the first quarter of 2013 was 42%, up from 41% in the first quarter of 2012. The year-over-year increase in T&D gross margin reflects a more favorable service mix in 2013 partially offset by the addition of US Ecology Michigan which operates at lower gross margins than our other business lines.

Selling, general and administrative ("SG&A") expense for the first quarter of 2013 was $5.7 million, or 13% of revenue, compared to $5.6 million, or 17% of revenue in the same quarter last year.

The Company's effective income tax rate for the first quarter of 2013 was 37.1%, down from 39.1% for the first quarter of 2012. This decrease reflects a higher proportion of earnings from our Canadian operations, which are taxed at a lower corporate tax rate, partially offset by higher U.S. state income taxes.

At March 31, 2013, cash on hand was $4.5 million. Total borrowings on our lines of credit were $41.0 million, down from $45.0 million at December 31, 2012. At March 31, 2013, $47.2 million was available for future borrowings.

"Strong growth in our Event Business drove waste volumes in the quarter, helping us benefit from the inherent operating leverage in the business," commented Vice President, Acting Chief Financial Officer and Chief Accounting Officer, Eric Gerratt. "We are pleased with the strong quarterly performance driven by solid execution at all of our facilities."

2013 Outlook

"Continuing business momentum in the first quarter reaffirms management's confidence that US Ecology will deliver solid growth in 2013 on top of record 2012 results," commented Acting President and Chief Operating Officer, Jeff Feeler. "Growth in industrial production in North America is expected to drive increases in recurring Base Business. Our Event Business continues to be healthy with multiple contracts awarded and shipping along with a solid pipeline of opportunities to backfill completed projects. In addition, robust Gulf Coast refining markets continue to support demand for our thermal recycling services. We continue to expect full year earnings per share between $1.45 and $1.55 per diluted share excluding any foreign currency gains or losses, and project 2013 Adjusted EBITDA between $62 and $65 million."

Dividend

On April 1, 2013, the Company declared a quarterly dividend of $0.18 per common share for stockholders of record on April 19, 2013. The $3.3 million dividend is to be paid on April 26, 2013.

Conference Call

US Ecology, Inc. will hold an investor conference call on Thursday, April 25, 2013 at 10a.m. Eastern Daylight Time (8:00 a.m. Mountain Daylight Time) to discuss these results and its current financial position and business outlook. Questions will be invited after management's presentation. Interested parties can join the conference call by dialing 866-713-8563 or 617-597-5311 and using the passcode 96536035. The conference call will also be broadcast live on our website at www.usecology.com. An audio replay will be available through May 2, 2013 by calling 888-286-8010 or 617-801-6888 and using the passcode 12662606. The replay will also be accessible on our website at www.usecology.com.

About US Ecology, Inc.

US Ecology, Inc., through its subsidiaries, provides radioactive, hazardous, PCB and non-hazardous industrial waste management and recycling services to commercial and government entities, such as refineries and chemical production facilities, manufacturers, electric utilities, steel mills, medical and academic institutions and waste brokers. Headquartered in Boise, Idaho, the Company is one of the oldest radioactive and hazardous waste services companies in North America.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, beliefs and assumptions about the industry and markets in which US Ecology, Inc. and its subsidiaries operate. Because such statements include risks and uncertainties, actual results may differ materially from what is expressed herein and no assurance can be given that the Company will achieve its 2013 earnings estimates, successfully execute its growth strategy, increase market share, or declare or pay future dividends. For information on other factors that could cause actual results to differ materially from expectations, please refer to US Ecology, Inc.'s December 31, 2012 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company's future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date such statements are made. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include a loss of a major customer or contract, compliance with and changes to applicable laws, rules, or regulations, access to cost effective transportation services, access to insurance, surety bonds and other financial assurances, loss of key personnel, lawsuits, labor disputes, adverse economic conditions, government funding or competitive pressures, incidents or adverse weather conditions that could limit or suspend specific operations, implementation of new technologies, market conditions, average selling prices for recycled materials, our ability to replace business from recently completed large projects, our ability to perform under required contracts, our ability to permit and contract for timely construction of new or expanded disposal cells, our willingness or ability to pay dividends and our ability to effectively close and integrate future acquisitions.

Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose to them any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of US Ecology, Inc.

                              US ECOLOGY, INC.
                     CONSOLIDATED STATEMENTS OF INCOME
                   (in thousands, except per share data)
                                (unaudited)

                                                     Three Months Ended
                                                          March 31,
                                                 --------------------------
                                                     2013          2012
                                                 ------------  ------------

Revenue                                          $     42,899  $     33,013
Direct operating costs                                 21,084        17,638
Transportation costs                                    6,433         3,299
                                                 ------------  ------------

Gross profit                                           15,382        12,076

Selling, general and administrative expenses            5,726         5,605
                                                 ------------  ------------
Operating income                                        9,656         6,471

Other income (expense):
  Interest income                                           5             5
  Interest expense                                       (221)         (224)
  Foreign currency gain (loss)                           (938)        1,091
  Other                                                    97            80
                                                 ------------  ------------
    Total other income (expense)                       (1,057)          952

Income before income taxes                              8,599         7,423
Income tax expense                                      3,193         2,900
                                                 ------------  ------------
Net income                                       $      5,406  $      4,523
                                                 ============  ============

Earnings per share:
  Basic                                          $       0.30  $       0.25
  Diluted                                        $       0.29  $       0.25

Shares used in earnings per share calculation:
  Basic                                                18,320        18,218
  Diluted                                              18,407        18,254

Dividends paid per share                         $          -  $       0.18
                                                 ============  ============

                              US ECOLOGY, INC.
                        CONSOLIDATED BALANCE SHEETS
                               (in thousands)
                                (unaudited)

                                                   March 31,   December 31,
                                                     2013          2012
                                                 ------------  ------------
Assets

Current Assets:
  Cash and cash equivalents                      $      4,511  $      2,120
  Receivables, net                                     32,254        33,947
  Prepaid expenses and other current assets             2,510         3,161
  Deferred income taxes                                   597         1,276
                                                 ------------  ------------
    Total current assets                               39,872        40,504

Property and equipment, net                           113,319       109,792
Restricted cash                                         4,111         4,111
Intangible assets, net                                 39,536        40,771
Goodwill                                               22,617        23,105
Other assets                                              491           411
                                                 ------------  ------------
Total assets                                     $    219,946  $    218,694
                                                 ============  ============

Liabilities and Stockholders' Equity

Current Liabilities:
  Accounts payable                               $      6,842  $      6,333
  Deferred revenue                                      5,147         3,919
  Accrued liabilities                                   7,093         7,322
  Accrued salaries and benefits                         4,402         7,570
  Income tax payable                                    3,947           426
  Current portion of closure and post-closure
   obligations                                            978         1,913
                                                 ------------  ------------
    Total current liabilities                          28,409        27,483

Long-term closure and post-closure obligations         15,608        15,449
Reducing revolving line of credit                      41,000        45,000
Other long-term liabilities                               102           114
Unrecognized tax benefits                                 470           467
Deferred income taxes                                  16,482        18,159
                                                 ------------  ------------
  Total liabilities                                   102,071       106,672

Contingencies and commitments

Stockholders' Equity
  Common stock                                            184           184
  Additional paid-in capital                           64,537        63,969
  Retained earnings                                    53,830        48,424
  Treasury stock                                         (554)       (1,183)
  Accumulated other comprehensive income (loss)          (122)          628
                                                 ------------  ------------
    Total stockholders' equity                        117,875       112,022
                                                 ------------  ------------
Total liabilities and stockholders' equity       $    219,946  $    218,694
                                                 ============  ============

                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (in thousands)
                                (unaudited)

                                                     Three Months Ended
                                                          March 31,
                                                 --------------------------
                                                     2013          2012
                                                 ------------  ------------
Cash Flows From Operating Activities:
  Net income                                     $      5,406  $      4,523
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization of property
     and equipment                                      3,439         3,223
    Amortization of intangible assets                     367           350
    Accretion of closure and post-closure
     obligations                                          307           335
    Unrealized foreign currency loss (gain)             1,057        (1,201)
    Deferred income taxes                                (716)          338
    Stock-based compensation expense                      146           203
    Unrecognized tax benefits                               3             3
    Net (gain) loss on sale of property and
     equipment                                            (41)           22
    Changes in assets and liabilities:
      Receivables, net                                  1,473         7,624
      Income tax receivable                                 -            42
      Other assets                                        732           (66)
      Accounts payable and accrued liabilities           (556)         (967)
      Deferred revenue                                  1,269          (295)
      Accrued salaries and benefits                    (3,106)       (1,526)
      Income tax payable                                3,528           896
      Closure and post-closure obligations             (1,043)          (82)
                                                 ------------  ------------
        Net cash provided by operating
         activities                                    12,265        13,422

Cash Flows From Investing Activities:
    Purchases of property and equipment                (6,752)       (2,386)
    Proceeds from sale of property and equipment           52            66
                                                 ------------  ------------
        Net cash used in investing activities          (6,700)       (2,320)

Cash Flows From Financing Activities:
    Payments on reducing revolving line of
     credit                                            (4,000)       (8,500)
    Proceeds from stock option exercises                1,050             -
    Deferred financing costs paid                        (177)            -
    Proceeds from reducing revolving line of
     credit                                                 -         3,000
    Dividends paid                                          -        (3,282)
    Other                                                   2          (243)
                                                 ------------  ------------
        Net cash used in financing activities          (3,125)       (9,025)

Effect of foreign exchange rate changes on cash           (49)           32

Decrease in cash and cash equivalents                   2,391         2,109

Cash and cash equivalents at beginning of year          2,120         4,289
                                                 ------------  ------------

Cash and cash equivalents at end of year         $      4,511  $      6,398
                                                 ============  ============

EXHIBIT A

Non-GAAP Results and Reconciliation

US Ecology reports adjusted EBITDA and adjusted earnings per diluted share results, which are non-GAAP financial measures, as a complement to results provided in accordance with generally accepted accounting principles in the United States (GAAP) and believes that such information provides analysts, shareholders, and other users information to better understand the Company's operating performance. Because adjusted EBITDA and adjusted earnings per diluted share are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations they may not be comparable to similar measures used by other companies. Items excluded from adjusted EBITDA and adjusted earnings per diluted share are significant components in understanding and assessing financial performance.

Adjusted EBITDA and adjusted earnings per diluted share should not be considered in isolation or as an alternative to, or substitute for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Adjusted EBITDA and adjusted earnings per diluted share have limitations as analytical tools and should not be considered in isolation or a substitute for analyzing our results as reported under GAAP. Some of the limitations are:

  Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
  Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;
  Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes;
  Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; and
  although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements.

Adjusted EBITDA
The Company defines Adjusted EBITDA as net income before interest expense, interest income, income tax expense, depreciation, amortization, stock based compensation, accretion of closure and post-closure liabilities, foreign currency gain/loss and other income/expense, which are not considered part of usual business operations. The following reconciliation itemizes the differences between reported net income and Adjusted EBITDA for the three months ended March 31, 2013 and 2012:

                                                     Three Months Ended
(in thousands)                                            March 31,
                                                 --------------------------
                                                     2013          2012
                                                 ------------  ------------

Net Income                                       $      5,406  $      4,523
  Income tax expense                                    3,193         2,900
  Interest expense                                        221           224
  Interest income                                          (5)           (5)
  Foreign currency (gain)/loss                            938        (1,091)
  Other income                                            (97)          (80)
  Depreciation and amortization of plant and
   equipment                                            3,439         3,223
  Amortization of intangibles                             367           350
  Stock-based compensation                                146           203
  Accretion and non-cash adjustments of closure
   & post-closure liabilities                             307           335
                                                 ------------  ------------
Adjusted EBITDA                                  $     13,915  $     10,582
                                                 ============  ============

EXHIBIT A

Non-GAAP Results and Reconciliation, continued

Adjusted Earnings Per Diluted Share
The Company defines adjusted earnings per diluted share as net income plus the after tax impact of non-cash, non-operational foreign currency gains or losses ("Foreign Currency Gain/Loss") plus the after tax impact of business development cost divided by the diluted shares used in the earnings per share calculation. The Foreign Currency Gain/Loss excluded from the earnings per diluted share calculation are related to intercompany loans between our Canadian subsidiary and the U.S. parent which have been established as part of our tax and treasury management strategy. These intercompany loans are payable in CAD requiring us to revalue the outstanding loan balance through our consolidated income statement based on the CAD/USD currency movements from period to period. We believe excluding the currency movements for these intercompany financial instruments provides meaningful information to investors regarding the operational and financial performance of the Company.

Business development costs relate to expenses incurred to evaluate businesses for potential acquisition or costs related to closing and integrating successfully acquired businesses. Business development costs in 2012 include the acquisition of Dynecol, Inc. which closed on May 31, 2012 and other business development and strategic planning activities. We believe excluding these business development costs provides meaningful information to investors regarding the operational and financial performance of the Company.

The following reconciliation itemizes the differences between reported net income and earnings per diluted share to adjusted net income and adjusted earnings per diluted share for the three months ended March 31, 2013 and 2012:

(in thousands, except per share
 data)                                  Three Months Ended March 31,
                                 ------------------------------------------
                                          2013                 2012
                                 --------------------- --------------------

                                             per share            per share
Net income / earnings per
 diluted share                   $    5,406 $     0.29 $   4,523  $    0.25

Business development costs, net
 of tax                          $        - $        -        41  $       -
Non-cash foreign currency
 (gain)/loss, net of tax         $      595 $     0.03      (702) $   (0.04)
                                 ---------- ---------- ---------  ---------

Adjusted net income / adjusted
 earnings per diluted share      $    6,001 $     0.32 $   3,862  $    0.21
                                 ========== ========== =========  =========

Shares used in earnings per
 diluted share calculation           18,407               18,254
                                 ==========            =========

Contact:
Alison Ziegler
Cameron Associates
(212) 554-5469
alison@cameronassoc.com
www.usecology.com